Exhibit 99.1

BIODEL REPORTS SECOND QUARTER FISCAL YEAR 2013 FINANCIAL RESULTS

Conference Call and Audio Webcast Will be Held Today, May 8th, at 8:00 a.m. ET

DANBURY, Conn., May 8, 2013 (GLOBE NEWSWIRE) - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the second fiscal quarter ended March 31, 2013.

Portfolio highlights since last fiscal quarter:

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Selected BIOD-531 as lead concentrated ultra-rapid-acting insulin product candidate. BIOD-531 is a formulation of recombinant human insulin (RHI) designed to compete in multiple insulin market segments.

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Phase 2 clinical trial of RHI-based ultra-rapid-acting formulation BIOD-123 completed enrollment and more than fifty percent of subjects have finished the study; top line data expected in the third calendar quarter of 2013.

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “We are pleased to report progress across the breadth of our portfolio of pipeline product candidates. Enrollment is fully complete in our Phase 2 clinical trial of RHI-based ultra-rapid-acting insulin BIOD-123 and more than half of the subjects have finished the study. We remain on track to report top line data in the third calendar quarter of 2013. On the research front, our new concentrated insulin candidate BIOD-531 has demonstrated an ultra-rapid-acting onset and basal duration profile in diabetic swine which could offer medical practitioners a novel therapeutic to improve prandial coverage while maintaining basal coverage in both severely insulin resistant patients and patients who use premixed insulins. We look forward to progressing BIOD-531 into clinical trials.”

Second Quarter Financial Results

Biodel reported a net loss for the three months ended March 31, 2013 of $5.2 million, or $0.37 per share of common stock, compared to a net loss of $4.3 million, or $0.45 per share of common stock, for the same period in the prior year.

Research and development expenses were $3.0 million for the three months ended March 31, 2013, compared to $2.6 million for the same period in the prior year. The increase in research and development expenses was primarily attributable to expenses associated with our ongoing Phase 2 clinical trial of BIOD-123.

General and administrative expenses were $2.1 million for the three months ended March 31, 2013, compared to $1.8 million for the same period in the prior year.

Expenses for the three months ended March 31, 2013 and 2012 included costs of $0.4 million and $0.3 million, respectively, in stock-based compensation expense related to options and RSU’s granted to employees and our non-employee directors.

Biodel did not recognize any revenue during the three months ended March 31, 2013 or 2012.

At March 31, 2013, Biodel had cash and cash equivalents of $28.0 million and 14.2 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on May 8, 2013 beginning at 8:00 a.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (international). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website. Interested parties may also access an audio replay by dialing (855) 859-2056 (US) or (404) 537-3406 (International) and entering conference ID number 57651588.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. We develop our product candidates by applying our proprietary formulation technologies to existing drugs in order to improve their therapeutic profiles.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for the company's drug candidates, including the potential timing, design and outcomes of clinical trials; and the company's ability to develop and commercialize product candidates. Forward-looking statements represent our management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the success of our product candidates, particularly our proprietary formulations of injectable insulin that are designed to be absorbed more rapidly than the "rapid-acting" mealtime insulin analogs presently used to treat patients with Type 1 and Type 2 diabetes and our glucagon presentation that is intended to treat patients experiencing severe hypoglycemia; our ability to successfully complete a Phase 2 clinical trial of a proprietary insulin formulation in a timely manner, and the outcome of that trial; our ability to conduct pivotal clinical trials, other tests or analyses required by the U.S. Food and Drug Administration, or FDA, to secure approval to commercialize a proprietary formulation of injectable insulin or a stable glucagon presentation; the success of our formulation development work with insulin analog-based formulations of a proprietary injectable insulin and a stable glucagon presentation; our ability to secure approval from the FDA for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; the progress, timing or success of our research, development and clinical programs, including any resulting data analyses; our ability to develop and commercialize a proprietary formulation of injectable insulin that may be associated with less injection site discomfort than Linjeta™ (formerly referred to as VIAject®), which is the subject of a complete response letter we received from the FDA; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of any such collaborations into which we enter, or our ability to commercialize our product candidates ourselves; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the degree of clinical utility of our product candidates; the ability of our major suppliers to produce our products in our final dosage form; our commercialization, marketing and manufacturing capabilities and strategies; our ability to accurately estimate anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent report on Form 10-Q for the quarter ended December 31, 2012.  The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2012	March 31, 2013
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$39,050	$27,901
Restricted cash	60	60
Taxes receivable	34	34
Grant receivable	88	29
Other receivables	9	—
Prepaid and other assets	295	953

Total current assets	39,536	28,977
Property and equipment, net	1,552	1,314
Intellectual property, net	46	45

Total assets	$41,134	$30,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$285	$312
Accrued expenses:
Clinical trial expenses	488	111
Payroll and related	1,248	790
Accounting and legal fees	244	239
Severance	141	286
Other	273	130
Income taxes payable	101	97

Total current liabilities	2,780	1,965

Common stock warrant liability	7,338	5,226
Other long term liabilities	—	122

Total liabilities	10,118	7,313
Commitments
Stockholders’ equity:
Convertible Preferred stock, $.01 par value; 50,000,000 shares authorized, 5,419,551 issued and outstanding	54	54
Common stock, $.01 par value; 62,500,000 shares authorized; 14,174,545 and 14,201,997 issued and outstanding	142	142
Additional paid-in capital	226,913	227,809
Deficit accumulated during the development stage	(196,093)	(204,982)

Total stockholders’ equity	31,016	23,023

Total liabilities and stockholders’ equity	$41,134	$30,336

Biodel Inc.
(A Development Stage Company)
Consolidated Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		December 3, 2003 (inception) to March 31,
	2012	2013	2012	2013	2013
Revenue	$—	$—	$—	$—	$—

Operating expenses:
Research and development	2,643	3,044	4,996	7,778	150,478
Government grant	—	(29)	—	(224)	(312)
General and administrative	1,830	2,096	3,851	3,466	67,228

Total operating expenses	4,473	5,111	8,847	11,020	217,394
Other (income) and expense:
Interest and other income	(17)	(12)	(41)	(28)	(5,674)
Interest expense	—	—	—	—	78
Adjustment to fair value of common stock warrant liability	(146)	116	(1)	(2,112)	(11,959)
Loss on settlement of debt	—	—	—	—	627

Loss before tax provision (benefit)	(4,310)	(5,215)	(8,805)	(8,880)	(200,466)
Tax provision (benefit)	6	5	13	9	(544)

Net loss	(4,316)	(5,220)	(8,818)	(8,889)	(199,922)
Charge for accretion of beneficial conversion rights	—	—	—	—	(603)
Deemed dividend — warrants	—	—	—	—	(4,457)

Net loss applicable to common stockholders	$(4,316)	$(5,220)	$(8,818)	$(8,889)	$(204,982)

Net loss per share — basic and diluted	$(0.45)	$(0.37)	$(0.91)	$(0.63)

Weighted average shares outstanding — basic and diluted	9,688,559	14,182,451	9,681,135	14,179,219

BIOD-G

CONTACT: Seth D. Lewis, +1-646-378-2952

SOURCE Biodel Inc.

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